Household Finance Corporation
Household Consumer Loan Corporation
Household Consumer Loan Trust 1996-2
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Original Principal Class A	914,140,000.00
Class A-1	794,000,000.00
Class A-2	52,240,000.00
Class A-3	67,900,000.00
Number of Class A Bonds (000's)	914,140.00
Class A-1	794,000.00
Class A-2	52,240.00
Class A-3	67,900.00
Original Principal Class B	49,370,000.00
Number of Class B Bond (000's)	49,370.00
Original Principal Certificates	36,886,000.00
Number of Certificates Bond (000's)	36,886.00

Distribution Date		2000 Totals
Days

CLASS A
Class A-1 Principal Distribution	55,443,290.20
Class A-1 Interest Distribution		12,714,166.65

Class A-2 Principal Distribution	11,505,461.43
Class A-2 Interest Distribution		2,698,950.88

Class A-3 Principal Distribution	14,954,411.87
Class A-3 Interest Distribution		3,560,479.54

CLASS B
Principal Distribution		10,873,356.51
Interest Distribution		2,676,579.29

CERTIFICATES
Principal Distribution		4,799,986.69
Interest Distribution		1,240,511.81